REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust II
Milwaukee, Wisconsin 53212


In planning and performing our audit of
the financial statements of Cedar Ridge
Unconstrained Credit Fund (the Fund), a
series of Investment Managers Series
Trust II, as of and for the year ended
November 30, 2016, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered their internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis for
designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting.   In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls.   A companys
internal control over financial reporting is
a process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation of
financial statements for external purposes
in accordance with generally accepted
accounting principles.   A companys
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.   A
material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.









Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of November 30, 2016.

This report is intended solely for the
information and use of management,
Shareholders and Board of Trustees of
Investment Managers Series Trust II and
the Securities and Exchange
Commission, and is not intended to be
and should not be used by anyone other
than these specified parties.




/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 30, 2017

To the Shareholders and
Board of Trustees of
Investment Managers Series Trust II
Page Two